Exhibit 10.5

Tenant Agreement | WECOSIGN™

Tenant Agreement

Thank you for participating in the WECOSIGN ™  program created by WECOSIGN ™ Inc (the “Company”).  This Agreement (this “Agreement”) sets forth the terms and conditions of your relationship with the company, and your and their respective obligations. The parties to this Agreement are:

(a) The Company;
(b) You, the undersigned Tenant; and
(c) If applicable, the undersigned Responsible Party (the “Responsible Party”).

In this Agreement, the terms “you”, “your”, “me”, “I”, “my” and “mine” refer to you, the undersigned Tenant. This Agreement applies to the Lease

PLEASE ACKNOWLEDGE THAT YOU HAVE READ AND AGREE TO THE FOLLOWING IMPORTANT TERMS BY SIGNING THE SIGNATURE PAGE.

I understand that this Agreement and the issuance of the Rental Payment Guarantee (as defined below) will not under any circumstance relieve me of my obligation to pay rent for the Residential Property, and will not protect me from or prevent an eviction if I do not pay my rent.

I understand that if I do not pay my rent, or meet my other obligations to the Landlord (as defined below); the Landlord may make a claim under the Rental Payment Guarantee.  If such a claim is paid by  WECOSIGN ™ , I agree that I will reimburse WECOSIGN ™ for all amounts that  WECOSIGN ™has paid to the Landlord as a result of a claim made under the Rental Payment Guarantee . WECOSIGN ™ has the right to sue me to collect those amounts, and I will be obligated to pay reasonable attorneys fees and all costs and expenses incurred by  WECOSIGN ™ to collect those amounts. I understand that I have waived my right to a jury trial in any such lawsuit, and as a result, I will not be entitled to a jury trial in any such lawsuit. I also certify that I have had independent legal counsel review this agreement on my behalf.

I understand that the guarantee provided by WECOSIGN ™  is solely for the benefit of the Landlord and that I have no right to seek any benefits from or payments under the Rental Payment Guarantee ..

I understand that WECOSIGN ™is not my agent or representative, and WECOSIGN™ is not acting on my behalf, except that of a cosigner and or guarantor that will allow me to occupy an apartment or rental residential dwelling that I would not ordinarily qualify for on my own.

RECITALS

A.	I would like to enter into a lease for a Residential Property, but have been informed by the property owner (the “Landlord”) that I do not meet the Landlord’s qualifications for a lease;
B.	I understand that I will qualify to enter into a Lease for the Residential Property (the “Lease” if my performance under the Lease is guaranteed by a third party acceptable to the Landlord;
C.	I would like to purchase WECOSIGN’s™ program guarantying my performance under the terms of the Lease;
D.	I have submitted an application to purchase the services of WECOSIGN™ (“the Company”), and have been notified by WECOSIGN™ that my Application has been approved.

TERMS AND CONDITIONS OF THIS AGREEMENT

In consideration of the payment (as defined in Section 3 below), and the mutual promises and covenants set forth herein, the parties agree as follows:

1.	Rental Payment Guarantee . WECOSIGN ™ agrees that upon my

a.	payment
b.
entering into a Lease with the Landlord and making any required payments in connection with including but not limited to payment of the first month’s rent or a security deposit),  WECOSIGN ™ will issue a Rental Payment Guarantee certificate to the Landlord guaranteeing my performance under the terms of the Lease.

2.	Accuracy of Information. I represent and promise that
a.	all information that I provided to WECOSIGN ™ in the Application continues to be true and complete, I agree that any intentional or false information given is ground for refusal of my application.
b.	I will immediately notify the Company if as a result of subsequent events any of the information I provided to the Company in the Application ceases to be true or complete.

3.	Obligation to Pay WECOSIGN™.

A.	The Application fee is non-refundable.

B.
The monthly fee is due upon the signing of the Lease and continues for eleven months (due on the 1st of each month). This fee is exclusive of security deposits and any other fees and charges and is not intended as, nor is it to be construed as, a payment to the Landlord, and is not considered a payment of rent or other consideration to the Landlord.

4.
Obligation to Pay the Landlord. I UNDERSTAND, AND EXPRESSLY AGREE AND ACKNOWLEDGE, THAT ANY ASSISTANCE  PROVIDED TO ME BY THE LANDLORD IN CONNECTION WITH MY PURCHASE OF THE RENTAL PAYMENT GUARANTEE FROM WECOSGIN™,  DOES NOT IN ANY WAY RELIEVE ME OF ANY OF MY OBLIGATIONS TO MAKE PAYMENTS DIRECTLY TO THE LANDLORD UNDER  THE  LEASE.  Specifically with respect to rent, during the term of this Agreement I understand and agree that I am obligated to pay rent to the Landlord pursuant to the terms of the Lease, and that nothing contained herein or in the Rental Payment Guarantee is intended to excuse me, or is to be construed as excusing me, from my rent obligation under the Lease. I acknowledge that the WECOSIGN ™  is not a party to the Lease, and that I negotiated the terms of the Lease directly with the Landlord, and that WECOSIGN ™  was not party to the negotiations or the Lease.

5.
Nature of Rental Payment Guarantee . I acknowledge and agree that the Rental Payment Guarantee is purchased for the benefit of the Landlord that allows me to qualify to enter into the Lease. I further acknowledge and agree that I have no rights or obligations under the  Rental Payment Guarantee . I expressly acknowledge and agree that I am not a third-party beneficiary, or any other type of beneficiary with standing or capacity to receive any benefits under the Rental Payment Guarantee . In order to induce WECOSIGN ™ to enter into this Agreement, I agree that I will not, under any circumstance, claim any benefit under the Rental Payment Guarantee .

6.
Reimbursement Obligation. I understand that if I fail to meet certain obligations under the Lease, the Landlord will have the right to make a claim under the Lease Payment Guarantee. For each payment paid by the Company, I will immediately reimburse the Company for the amount of the payment paid to the Landlord under the Rental Payment Guarantee . I understand and agree that my obligation to reimburse the Company in the event a payment is paid is entirely independent of any rights or obligations I may have under the Lease. Within ten (10) Days of the mailing of a written demand for reimbursement by or on behalf of the WECOSIGN ™, I will immediately reimburse  WECOSIGN ™ for all amounts paid by WECOSIGN ™ to the Landlord  (the “Reimbursement Payment”). Any demand for reimbursement will be mailed to me via overnight delivery service at the address set forth below (or to any other address that the Company or its agents may have in its records for me). In the event that I fail to make the Reimbursement Payment,  WECOSIGN ™ will have the right to commence a lawsuit against me and may recover the amount of the Reimbursement Payment plus all reasonable attorneys’ fees and costs of  collecting the Reimbursement Payment.

 I AGREE THAT

(A) SERVICE OF PROCESS IN ANY LAWSUIT TO COLLECT THE  REIMBURSEMENT  PAYMENT  MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR OVERNIGHT DELIVERY (AT THE COMPANY’S SOLE OPTION) TO THE ADDRESS FOR NOTICES SET FORTH, AND

(B) I HEREBY WAIVE THE RIGHT TO  A JURY TRIAL IN ANY SUCH LAWSUIT.

7.
Responsible Party. By signing the attached signature page, the Responsible Party agrees to be jointly and severally liable with me, the undersigned Tenant, for any and all economic obligations set forth in this Agreement. The Responsible Party agrees to the terms and conditions set forth in paragraph “6” above regarding any demand for reimbursement ,including but not limited to

(a) the obligation to pay the Company’s attorneys fees and expenses,
(b) accepting service of process by certified mail, return receipt requested by overnight delivery service in the event a lawsuit is filed
(c) waiver of the right to a jury trial.

8.
Co-Tenants. If I am sharing the Apartment with one or more co-tenants, I understand and agree that the Company will be able to seek the full performance of all obligations under the Lease and this Agreement from me, even if a co-tenant may be responsible for a failure to perform any Lease obligation or payment obligation under this Agreement.

9.
Books and Records. Promptly upon receipt of a written request by the Company, I will provide copies of all documents concerning the Lease to the Company, including but not limited to documents related to rent, security deposit, and physical damage payment records and correspondence with the Landlord.

10.
Term. This Agreement and the coverage described in the Rental Payment Guarantee will not under any circumstance apply to any extensions of the term of or renewals of the Lease. In the event that the Lease is terminated by the Landlord prior to its expiration for any reason, neither I, the undersigned Tenant, nor the Responsible Party will be entitled to any refund or rebate of the fee, unless otherwise required by law. The reimbursement obligation set forth in paragraph “6” above will survive any expiration of this Agreement.

11.	Notices. Notices by any party to any other party may be delivered by hand, by certified mail, return receipt requested, or by overnight delivery service, at the addresses stated below.

12.
Acknowledgement. As a material inducement to WECOSIGN ™, I acknowledge and represent that I am entering into this Agreement of my own free will, without coercion or any undue influence of any type whatsoever. After reviewing this Agreement and the Rental Payment Guarantee , and taking all relevant factors into consideration, along with consulting independent legal advice I have decided to enter into this Agreement so that I may qualify to lease the Residential Property and WECOSIGN ™ has not participated in or influenced that decision in any way.

13.	Governing Law. This Agreement will be interpreted in accordance with the laws of the State of California, without regard to principles of conflicts of law.

14.
Miscellaneous. Any amendments or modifications to this Agreement will only be effective if they are in writing and signed by the person against whom enforcement of the amendment or modification is sought. No oral modifications or waivers of any of the requirements of this Agreement will be effective.

15.
Partial Invalidity. If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall never the less continue in full force and in effect without being impaired or invalidated in any way.

16.
Payment  I hereby authorize WECOSIGN ™ its agents or assigns, the authority to deduct any initial fees due the company including but not limited to monthly service payments from my ; credit card, check card, or checking account that they now have on file. Should any one of these payment instruments become void, invalid or dishonored, I realize that I will be in default of my obligatory payments. Should I become re-instated at the option of the company, I agree to be responsible for any additional “actual charges” that the company incurs as a result of any credit card or check processing back charges.

17.
This agreement is not Insurance  I fully understand that this tenant agreement or the Rental Payment Guarantee is not held out, nor is it represented in any language or kind as an insurance policy on goods, property, damages, casualty, comprehensive, autos, trailers , rents, boats malicious mischief, acts of God or floods. This agreement is not to be interpreted (express or implied) in any way that could be interpreted as an insurance policy under any law. This agreement does not provide unemployment coverage’s and is an instrument of guarantee (co-signing) for the applicant’s rent, and the tenants rent only, subject to the default terms and conditions of the Rental Payment Guarantee.

Booklet Number ; 2536  Dated September 2008
COPYRIGHT 2008 WECOSIGN INC ALL RIGHTS ARE RESERVED

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